Exhibit 15.2

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference to the Registration Statements on Form F-3 (File Nos. 333-229096 and 333-229096-01) of Petróleo Brasileiro S.A.-Petrobras and Petrobras Global Finance B.V. of our report dated April 26, 2017 relating to the financial statements, which appears in this Form 20-F.

Rio de Janeiro, March 29, 2019

/s/    PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

PricewaterhouseCoopers, Rua do Russel 804, Edifício Manchete, 6º e 7º, Rio de Janeiro, RJ, Brasil, 22210-010, T: +55 (21) 3232 6112, www.pwc.com.br